CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
CHANGING CORPORATE NAME
     WHEREAS, the undersigned are the President and Secretary of Ready-Mix, Inc., a Nevada corporation, which filed its original Articles of Incorporation in the Office of the Nevada Secretary of State on June 21, 1996; and
     WHEREAS, the Board of Directors and Shareholder at special meetings convened on January 13, 1997, unanimously approved amendment of the corporate name;
     NOW THEREFORE IT IS HEREBY RESOLVED that Article One of the Articles of Incorporation of Ready-Mix, Inc. be and is hereby amended to read as follows:
     “The name of the corporation is Ready Mix, Inc.”

/s/ Robert Morris
Robert Morris, President

/s/ Julie Bergo, Secretary
Julie Bergo, Secretary

Acknowledgement
STATE OF NEVADA            )
                     ss.
COUNTY OF CLARK            )
     On February 7, 1997, before me, the undersigned Notary Public in and for said State, personally appeared Robert Morris, personally known to me to be the person who executed the within instrument as the President of Ready Mix, Inc., a Nevada corporation, that he executed said instrument in behalf of the corporation and acknowledged to me that the same was done freely, voluntarily and without duress or coercion.
Subscribed anti sworn before me this
7th day of February, 1997.
_______________
Notary Public

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Acknowledgement
State of Arizona           )
                     ss.
County of Maricopa           )
     On February 24, 1997, before me, the undersigned Notary Public in and for said State, personally appeared Julie Bergo, personally known to me to be the person who executed the within instrument as the Secretary of Ready Mix, Inc., a Nevada corporation, that she executed said instrument in behalf of the corporation and acknowledged to me that the same was done freely, voluntarily and without duress or coercion.
Subscribed anti sworn before me this
24th day of February, 1997.
_____________
Notary Public

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ATTACHMENT TO
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
READY MIX, INC.
ARTICLE FOUR (Capitalization) be and hereby is amended to read as follows:
The aggregate number of shares that the Corporation shall have the authority to issue is 15,000,000 shares of Common Stock with a par value of $.001 per share and 5,000,000 shares of Preferred Stock with a par value of $.001 per share.
The Preferred Stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with full or limited voting powers, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Without limiting the foregoing:
(a) The holders of Preferred Stock or any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or noncumulative as shall be so expressed.
(b) The holders of the Preferred Stock or any class or series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
(c) Any Preferred Stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such stocks adopted by the board of directors.

The capital stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.
No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.
     Pursuant to NRS 78.207 and NRS 78.385 each share of common stock outstanding as of the date this amendment is filed with the Nevada Secretary of State is split, divided and increased into 810 shares of Common Stock with a par value of $.001 per share so that the 2,500 shares of common stock, no par value outstanding before the date this amendment is filed with the Nevada Secretary of State will be 2,025,000 shares of Common Stock with a par value of $.001 per share on and after the date this amendment is filed with the Nevada Secretary of State.
ARTICLE NINE (Personal Liability) be and hereby is amended to read as follows:
To the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, no director nor officer of the Corporation will be personally liable to the Corporation or its shareholders for damages for any act or omission as a director or officer, provided that this provision shall not eliminate or limit the liability of a director or officer for any breach of the director or officer’s fiduciary duty to the Corporation or its stockholders, which breach involves intentional misconduct, fraud or a knowing violation of law. If the Nevada Revised Statutes is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.
The Corporation must indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person, their heirs, executors and administrators (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans (collectively an “Other Entity”), against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof): (a) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation, or (b) as to which the Covered Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.
The Corporation must pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by a court of competent jurisdiction that the. Covered Person is not entitled to be indemnified by the Corporation. If a claim for indemnification or advancement of expenses is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses.
The rights conferred on any Covered Person hereunder shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire tinder any statute, provision of the Articles of

     Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. These provisions will not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
     The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
     Any repeal or modification of the foregoing provisions will not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLES OF INCORPORATION
OF
READY-MIX, INC.,
a Nevada corporation
KNOWN ALL MEN BY THESE PRESENTS:
     We the undersigned have this day voluntarily associated for the purpose of forming a corporation pursuant to the statutory provisions of Chapter 78 of the Nevada Revised Statutes, and as Incorporators we hereby- establish the following Articles to govern the Corporation and further certify that
ARTICLE ONE
(Name)
     The name of the Corporation is
READY-MIX, INC. (the “Corporation”).
ARTICLE TWO
(Duration)
     The Corporation shall have perpetual existence, unless terminated pursuant to the Bylaws of said Corporation or pursuant to the provisions of Chapter 78 of the Nevada Revised Statues.
ARTICLE THREE
(Purpose)
     The Corporation has been organized to sell ready mix concrete and to transact any lawful business for which a corporation may be incorporated under the laws of the State of Nevada, and as may be permitted from time to time by amendment thereof.
ARTICLE FOUR
(Capitalization)
     The aggregate number of shares which the corporation shall have the authority to issue is 2,500 shares of Common Stock.
ARTICLE FIVE
(Commencing Business)
     The Corporation may commence business after it has been adequately capitalized or has received valuable consideration for the issuance of its authorized shares, and may ratify any pre-incorporation activities by Board of Directors or Shareholder resolution.

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ARTICLE SIX
(Resident Agent)
     The Corporation hereby appoints and constitutes as its initial resident agent.
Paul Ronald Lewis
1501 Highway #168
Moapa, Nevada 89025
The Corporation may revoke this appointment at any time in accordance with the laws of the State of Nevada.
ARTICLE SEVEN
(Principal Office)
     The initial principal office and place of doing business of this Corporation shall be
Ready-Mix, Inc.
1501 Highway #168
Moapa, Nevada 89025
Additional offices for the transaction of corporate business may be established and maintained in any other part of the State of Nevada, in any other State of the United States of America, or in any foreign country.
ARTICLE EIGHT
(Board of Directors)
     Members of the governing board shall be styled directors, the minimum number of which shall not be less than three (3), all of whom shall be of full age and at least one of whom shall be a citizen of the United States. Directors need not be Shareholders.
     The number of Directors of the Corporation shall be fixed and may be altered from time to time as provided in the Bylaws. In the case of any increase in the number of Directors, such additional Directors shall be elected by the shareholders authorized to vote at any annual or special meeting, as provided in the Bylaws.
     The number of Directors constituting the initial Board of Directors is five (5) The names and addresses of the persons who shall serve as the first Board of Directors until the first meeting of stockholders, or until successors are elected and qualified, is as follows:

	Names	Addresses

1.	Bradley E. Larson	1501 Highway # 168, Moapa, NV 89102
2.	Paul Ronald Lewis	1501 Highway #168, Moapa, NV 89102
3.	Kenneth D. Nelson	1501 Highway 0168, Moapa. NV 89102
4.	Alan A. Terril	1501 Highway 0168, Moapa, NV 89102
5.	Arvin L. Black	1501 Highway #168, Moapa. NV 89102

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ARTICLE NINE
(Personal Liability)
     No officer or director shall be personally liable to the Corporation or its stockholders for damages from negligent breach of fiduciary duly, but the liability of any officer or director may not be eliminated for acts or omissions involving international misconduct, fraud, willful violation of law or payment of dividends in violation of NRS 78.300.
ARTICLE TEN
(Ratification and Amendment of Documents)
     By formal resolution, the Shareholders entitled to vote and/or the Board of Directors shall be authorized to amend these Articles of Incorporation and to ratify and amend the Bylaws, which authority shall be expressly provided for in the Bylaws.
ARTICLE ELEVEN
(Incorporators)
     The names and addresses of the incorporators signing these Articles are:

	Names	Addresses

1.	Kevin B. Christensen	3841 West Charleston Blvd., #201 Las Vegas, Nevada 89102

2.	Laura Pixton	3841 West Charleston Blvd., #201 Las Vegas, Nevada 89102

3.	D. Brian Boggess	3841 West Charleston Blvd., #201 Las Vegas, Nevada 89102

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     IN WITNESS WHEREOF, the named incorporators have signed these Articles of Incorporation, intending that they become effective as of the date of their filing.

/s/ Kevin B. Christensen
Kevin B Christensen, Incorporator

/s/ Laura Pixton
Laura Pixton, Incorporator

/s/ D. Brian Boggess
D. Brian Boggess, Incorporator

STATE OF NEVADA            )
                     ss.
COUNTY OF CLARK            )
     On this 12th day of June, 1996, before me the undersigned Notary Public, personally appreciate Laura Pixton, Kevin Christensen and D. Brian Boggess, known to me to be the persons whose names are subscribed to the foregoing instrument, and who acknowledged that they executed the same for the purposes therein contained.
     IN WITNESS WEHREOF, I hereunder set my hand and official seal.

____________ Notary Public

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